                                                                   EXHIBIT 10.23

                                LEASE AGREEMENT
                                   (NNN R&D)
                            Basic Lease Information


Lease Date:                  October 27, 1998

Landlord:                    LINCOLN-WHITEHALL REALTY, LLC. a Delaware limited
                             liability company

Landlord's Address:          c/o Legacy Partners Commercial. Inc. 101 Lincoln
                             Centre Drive, Fourth Floor Foster City, California
                             94404-1167

Tenant: Pilot Network Services, Inc., a Delaware corporation

Tenant's Address:            1080 Marina Village Parkway Alameda, California
                             94501

Premises:                    Approximately 31.200 rentable square feet as shown
                             on Exhibit A
                                ---------

Premises Address:            2450 Mariner Square Loop
                             Alameda, California 94501

                             Building (Building C): Approximately 31,200 rentable square feet

                             Lot:                    APN 74-905-34
                             Park (Lincoln
                               Alameda Center):      Approximately 62,400
                             rentable square feet

Term: The date ("Commencement Date") that is the earlier of(i) the date that the Tenant Improvements (as such term is defined in Exhibit B hereto) are
                                                     ---------
                             Substantially Complete (as such term is defined in Exhibit B hereto), or (ii) February, 15, 1999.
                             ---------
                             subject to the provisions of Sections 6 and 7 of Exhibit B hereto: through February 14. 2009
                             ---------
                             ("Expiration Date").

Base Rent ((P)3):            See Addendum 1 for monthly Base Rent schedule

Security Deposit ((P)4):     Initially a Security Deposit of One Hundred Fifty
                             Thousand Dollars ($150,000.00), which Security
                             Deposit may be decreased in amounts as set forth in
                             Section 4 hereof

*Tenant's Share of Operating Expenses ((P)6.1):        50% of the Park
*Tenant's Share of Tax Expenses ((P)6.2):              50% of the Park
*Tenant's Share of Common Area Utility Costs ((P)7):   50% of the Park
*Tenant's Share of Utility Expenses ((P)7):            100% of the Building
*The amount of Tenant's Share of the expenses as referenced above shall be subject to modification as set forth in this Lease.

Permitted Uses ((P)9):       Data and operations center, including associated
                             office and data center functions, but only to the extent permitted by the City of Alameda and all agencies and governmental authorities having jurisdiction thereof

Unreserved
Parking Spaces:              One hundred seven (107)non-exclusive and non-
                             designated spaces subject to the provisions of Sections 24 and 41 hereof

Broker ((P)38):              Sam Swan - Cushman Realty (for Tenant and Landlord)

Exhibits:                    Exhibit 4 - Premises, Building, Lot and or Park
                             Exhibit B - Tenant Improvements
                             Exhibit B-1 - Insurance Requirements
                             Exhibit B-2 - Building Standards
                             Exhibit C - Rules and Regulations
                             Exhibit D - Intentionally Omitted
                             Exhibit E - Hazardous Materials Disclosure
                              Certificate -Example
                             Exhibit F - Change of Commencement Date - Example
                             Exhibit G - Tenant's Initial Hazardous Materials
                              Disclosure Certificate
                             Exhibit H - Intentionally Omitted

Addenda: Addendum 1: Monthly Base Rent Schedule Addendum 2: Options to Extend the Lease Term Addendum 3: Right of First Refusal

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                PAGE
-------                                                                ----
 1.  PREMISES........................................................     3
 2.  COMMENCEMENT DATE; CONDITION OF THE PREMISES....................     3
 3.  RENT............................................................     3
 4.  SECURITY DEPOSIT................................................     4
 5.  TENANT IMPROVEMENTS.............................................     4
 6.  ADDITIONAL RENT.................................................     4
 7.  UTILITIES.......................................................     8
 8.  LATE CHARGES....................................................    10
 9.  USE OF PREMISES.................................................    10
10.  ALTERATIONS AND ADDITIONS; AND SURRENDER OF PREMISES............    11
11.  REPAIRS AND MAINTENANCE.........................................    12
12.  INSURANCE.......................................................    13
13.  WAIVER OF SUBROGATION...........................................    14
14.  LIMITATION OF LIABILITY AND INDEMNITY...........................    15
15.  ASSIGNMENT AND SUBLEASING.......................................    15
16.  AD VALOREM TAXES................................................    17
17.  SUBORDINATION...................................................    17
18.  RIGHT OF ENTRY..................................................    17
19.  ESTOPPEL CERTIFICATE............................................    18
20.  TENANT'S DEFAULT................................................    18
21.  REMEDIES FOR TENANT'S DEFAULT...................................    19
22.  HOLDING OVER....................................................    20
23.  LANDLORD'S DEFAULT..............................................    20
24.  PARKING.........................................................    20
25.  SALE OF PREMISES................................................    20
26.  WAIVER..........................................................    20
27.  CASUALTY DAMAGE.................................................   .21
28.  CONDEMNATION....................................................    21
29.  ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.......................    21
30.  FINANCIAL STATEMENTS............................................    22
31.  GENERAL PROVISIONS..............................................    24
32.  SIGNS...........................................................    26
33.  MORTGAGEE PROTECTION............................................    26
34.  MODIFICATIONS FOR LENDER........................................    26
35.  WARRANTIES OF TENANT............................................    26
36.  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT.................    26
37.  BROKERAGE COMMISSION............................................    27
38.  QUIET ENJOYMENT.................................................    27
39.  LANDLORD'S ABILITY TO PERFORM TENANT'S UNPERFORMED OBLIGATIONS..    28
40.  EXTERIOR ENCLOSURE..............................................    28
41.  EARLY TERMINATION OPTION........................................    28

                                LEASE AGREEMENT


DATE: This Lease is made and entered into as of the Lease Date set forth on Page 1. The Basic Lease Information set forth on Page 1 and this Lease are and shall be construed as a single instrument.

1.   Premises: Landlord hereby leases the Premises to Tenant upon the terms and
     --------
conditions contained herein. Landlord hereby grants to Tenant a license for the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Areas of the Park, subject to the terms of this Lease. Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, the Lot and the Park shall be deemed to be the number of rentable square feet as set forth in the Basic Lease Information on Page 1. Tenant hereby acknowledges that the rentable square footage of the Premises may include a proportionate share of certain areas used in common by all occupants of the Building and/or the Park (for example an electrical room or telephone room).

2.   Commencement Date; Condition of the Premises:
     --------------------------------------------

     2.1 Landlord shall deliver possession of the Premises to Tenant initially for the purpose of Tenant constructing the Tenant Improvements (as such term is defined in Exhibit B hereto) upon full execution of this Lease and satisfaction
           ---------
of the conditions set forth in Section 2.2 below. The word "Term" whenever used herein refers to the initial term of this Lease and any extension thereof. The Term shall commence upon the Commencement Date, which shall not be subject to extension, delay or adjustment for any reason whatsoever, except as otherwise expressly set forth in Section 6 and Section 7 of Exhibit B hereto. By taking
                                                  ---------
possession of the Premises, Tenant shall be deemed to have accepted the Premises in good condition and state of repair. Tenant hereby acknowledges and agrees that neither Landlord nor Landlord's agents or representatives has made any representations or warranties as to the suitability, safety or fitness of the Premises for the conduct of Tenant's business, Tenant's intended use of the Premises or for any other purpose, except as expressly otherwise provided in this Section 2. Landlord hereby represents to Tenant that, as of the Lease Date:
(i) Landlord has no actual (not constructive) knowledge that the shell improvements presently existing on the Lot (excluding the Tenant Improvements (as such term is defined in Exhibit B hereto) and any other alterations or
                            ---------
additions to the Premises made by Tenant after the Lease Date) are presently in violation of any applicable Laws, as such Laws are presently in effect as of the Lease Date, and (ii)except as set forth or otherwise disclosed in that certain Phase I Environmental Site Assessment, Project No. 81182.0013, dated October 8, 1996, prepared by ATC Environmental, Inc. (the "Phase I Report"), Landlord has no actual (not constructive) knowledge of the presence of any Hazardous Materials (defined in Section 29 hereof) in, on or under the Premises in violation of applicable Laws, as such Laws are presently in effect as of the Lease Date. Tenant hereby acknowledges and agrees that it has received and had the opportunity to review and approve the Phase I Report prior to the execution of this Lease. Tenant hereby further acknowledges and agrees that the representations made by Landlord in this Section 2 are made to Landlord's actual (not constructive) knowledge, without any duty to inquire or investigate and without imputation of any knowledge from any third party.

     2.2 Landlord shall permit Tenant to occupy the Premises after Tenant's execution and delivery of this Lease to Landlord but prior to the Commencement Date for purposes of planning and construction of the Tenant Improvements as well as for purposes of installing in, on or about the Premises, Tenant's personal property, equipment, fixtures, furnishings and any improvements not included in the definition of the Tenant Improvements. Such pre-Commencement Date occupancy shall be at Tenant's sole risk and subject to all the provisions of this Lease other than the payment of Rent, including, but not limited to (a) the requirement that Tenant obtain the insurance required pursuant to this Lease and to deliver insurance certificates as required herein, and (b) the requirement that Tenant pay to Landlord the Advance Rent and Security Deposit, as required under Section 3 of this Lease. In addition to the foregoing, Landlord shall have the right to impose such reasonable additional conditions on Tenant's early entry as Landlord shall deem reasonably appropriate.

3.   Rent: On the date that Tenant executes this Lease, Tenant shall deliver to
     ----
Landlord the original executed Lease, the amount of Forty-Seven Thousand Seven Hundred Thirty-Six Dollars ($47,736.00) (the "Advance Rent") (which Advance Rent shall be applied against the Rent payable by Tenant for the first month(s) Tenant is required to commence paying Base Rent and Additional Rent), the Security Deposit, and all insurance certificates evidencing the insurance required to be obtained by Tenant under Section 12 of this Lease. Tenant agrees to pay Landlord, without prior notice or demand, or abatement, offset, deduction or claim, the Base Rent specified in the Basic Lease Information, payable in advance at Landlord's address specified in the Basic Lease Information on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease. In addition to the Base Rent set forth in the Basic Lease Information, Tenant shall pay Landlord in advance on the Commencement Date and thereafter on the first (lst) day of each month throughout the balance of the Term of this Lease, as Additional Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses. Tenant shall also pay to Landlord as Additional Rent hereunder, immediately on Landlord's demand, therefor, any and all reasonable costs and expenses incurred by Landlord to enforce the provisions of this Lease, including, but not limited to, costs associated with the delivery of notices, delivery and recordation of notice(s) of default, reasonable attorneys' fees, expert fees, court costs and filing fees (collectively, the "Enforcement Expenses"). The term "Rent" whenever used herein refers to the aggregate of all these amounts. If Landlord permits Tenant to occupy the Premises without requiring Tenant to pay rental payments for a period of time, the waiver of the requirement to pay rental payments shall only apply to waiver of the Base Rent and Tenant shall otherwise perform all other obligations of Tenant required hereunder. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. The prorated Rent shall be paid on the Commencement Date and the first day of the calendar month in which the date of termination occurs, as the case may be.

4.   Security Deposit: Upon Tenant's execution of this Lease, Tenant shall
     ----------------
deliver to Landlord, as a Security Deposit for the performance by Tenant of its obligations under this Lease, One Hundred Fifty Thousand Dollars ($150,000.00) cash, in immediately available funds. So long as (i) there has not occurred any default by Tenant during the first thirty-five (35) months of the initial Term, and (ii) Tenant's total shareholder equity (as shown on Tenant's most recent annual report) ("Shareholder Equity'") is at least Thirty Million Dollars ($30,000,000.00) for the prior three (3) fiscal quarters preceding the date on which the following described reduction may be made, then on the fifteenth (15/~h) /day of the thirty-sixth (36th) month of the initial Term, a portion of the Security Deposit in the amount of Fifty Thousand Dollars ($50,000.00) plus accrued interest on such amount shall be returned to Tenant by Landlord. Additionally, so long as (i) there has not occurred any default by Tenant during the first fifty-nine (59) months of the initial Term, and (ii) Tenant's Shareholder Equity is at least Thirty-Five Million Dollars ($35,000,000.00) for the prior three (3) fiscal quarters preceding the date on which the following described reduction may be made, then on the fifteenth (15th) day of the sixtieth (60th) month of the initial Term, another portion of the Security Deposit in the amount of Fifty Thousand Dollars ($50,000.00) plus accrued interest on such amount shall be returned to Tenant by Landlord. If Tenant is in default, Landlord may, but without obligation to do so, use the Security Deposit, or any portion thereof, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's default, including, but not limited to, the Enforcement Expenses. Tenant shall, within ten (10) days of Landlord's written demand, pay to landlord a sum equal to the portion of the Security Deposit so applied or used so as to replenish the amount of the Security Deposit held to increase such deposit to the amount required to be on deposit with Landlord at the time of the default. Within thirty (30) days after the termination of this Lease, Landlord shall return the portion of the Security Deposit then being held by Landlord to Tenant, with accrued interest thereon, less the amounts as are reasonably necessary to remedy Tenant's default(s) hereunder or to otherwise restore the Premises to a clean and safe condition, reasonable wear and tear excepted. If the cost to restore Premises exceeds the amount of the portion of the Security Deposit then being held by Landlord, Tenant shall promptly deliver to Landlord any and all of such excess sums as reasonably determined by Landlord. Landlord shall keep the Security Deposit separate from all other funds in an account which shall allow the Security Deposit to earn interest at a rate equivalent to the then applicable money market rate offered by Sanwa Bank or a comparable financial institution, from time to time. In no event or circumstance shall Tenant have the right to any use of the Security Deposit, and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

5.   Tenant Improvements: Tenant shall install and construct the Tenant
     -------------------
Improvements in accordance with the terms, conditions, criteria and provisions set forth in Exhibit B. Landlord and Tenant hereby agree to and shall be bound
             ---------
by the terms, conditions and provisions of Exhibit B. Except for the work to be
                                           ---------
done by Tenant pursuant to Exhibit B, Tenant hereby accepts the Premises as
                           ---------
suitable for Tenant's intended use and as being in good operating order, condition and repair, and acknowledges and agrees that except as expressly otherwise provided in Section 2 hereinabove, neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business. Any exception to the foregoing provisions must be made by express written agreement by both parties.

6.   Additional Rent: It is intended by Landlord and Tenant that this Lease be
     ---------------
a "triple net lease." The costs and expenses described in this Section 6 and all other sums, charges, costs and expenses specified in this Lease other than Base Rent are to be paid by Tenant to Landlord as additional rent (collectively, "Additional Rent").

     6.1 Operating Expenses: In addition to the Base Rent set forth in Section 3, Tenant shall pay Tenant's Share, which is specified in the Basic Lease Information, of all Operating Expenses as Additional Rent. The term "Operating Expenses" as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, maintenance, repair and operation of the Premises, the Building and the Lot, and where applicable, of the Park referred to in the Basic Lease Information. These Operating Expenses may include, but are not limited to:

          6.1.1 Landlord's cost of repairs to, and maintenance of, the roof, the roof membrane (subject to Section 6.1.4 below) and the exterior walls of the Building;

          6.1.2 Landlord's cost of maintaining the outside paved area, landscaping and other common areas for the Park. The term "Common Areas" shall mean all areas and facilities within the Park exclusive of the Premises and the other portions of the Park leasable exclusively to other tenants. The Common Areas include, but are not limited to, interior lobbies, mezzanines, parking areas, access and perimeter roads, sidewalks, rail spurs, landscaped areas and similar areas and facilities;

          6.1.3 Landlord's annual cost of insurance insuring against fire and extended coverage (including, if Landlord elects, "all risk" or "special purpose" coverage) and all other insurance, including, but not limited to, earthquake, flood and/or surface water endorsements for the Building, the Lot and the Park (including the Common Areas), rental value insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least six (6) months commencing on the date of loss, and subject to the provisions of Section 27 below, any deductible;

          6.1.4 Landlord's cost off (i) modifications and/or new improvements to the Building, the Common Areas and/or the Park occasioned by any rules, laws or regulations effective subsequent to the date on which the Building was originally constructed; (ii) reasonably necessary replacement improvements to the Building, the Common Areas and the Park after the Lease Date (including the Building roof membrane); and (iii) new improvements to the Building, the Common Areas and/or the Park that reduce operating costs or improve life/safety conditions, all as reasonably determined by Landlord, in its sole discretion; provided, however, if any of the foregoing are in the nature of capital improvements, then the cost of such capital improvements shall be amortized on a straight-line basis over a reasonable period, which shall not be less than the reasonably estimated useful life of such modifications, new improvements or replacement improvements in question (at an interest rate as reasonably determined by Landlord), and Tenant shall pay Tenant's Share of the monthly amortized portion of such costs (including interest charges) as part of the Operating Expenses herein;

          6.1.5 If Landlord elects to so procure, Landlord's cost of preventative maintenance, and repair contracts including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems, lifts for disabled persons, and trash or refuse collection;

          6.1.6 Landlord's cost of security and fire protection services for the Building and/or the Park, as the case may be, if in Landlord's sole discretion such services are provided;

          6.1.7 Landlord's establishment of reasonable reserves for replacements and/or repairs of Common Area improvements, equipment and supplies, and upon expiration or earlier termination of this Lease, Tenant shall be appropriately credited for any such reserves to the extent Landlord has not actually drawn upon such reserves;

          6.1.8 Landlord's cost for the maintenance and repair of any licenses, easements or other similar undertakings;

          6.1.9 Landlord's cost of supplies, equipment, rental equipment and other similar items used in the operation and/or maintenance of the Park;

          6.1.10 Landlord's cost for the repairs and maintenance items set forth in Section 11.2 below; and

          6.1.11 Landlord's cost for the management and administration of the Premises, the Building, the Common Areas and the Park, including without limitation, a property management fee, accounting, auditing, billing, salaries for clerical and supervisory employees (whether located within the

Park or off-site) and all fees, licenses and permits related to the ownership, operation and management of any portion of the Park.

     Notwithstanding the foregoing, for purposes of this Lease, the term "Operating Expenses" shall not include the following:

     (i) interest, principal, points, fees and other financing costs on debt (except in connection with the financing of items which may be included in the definition of Operating Expenses herein) or amortization on any mortgage or mortgages or any other debt instrument .made by Landlord encumbering the Premises and/or Building (including the Lot on which the Building is situated) or payments on any ground lease;

     (ii) marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including bad debt expenses, attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

     (iii)   real estate brokers' leasing commissions;

     (iv) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Park or incurred in renovating or otherwise improving, painting or redecorating space for tenants or other occupants in the Park;

     (v) the cost of providing any service directly to any tenant in the Park which is reimbursed by that tenant;

     (vi) any items for which Landlord is actually reimbursed by insurance proceeds or by direct reimbursement by any other tenant of the Building or Park;

     (vii) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any commercially reasonable deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 27 and 28 below;

     (viii) costs incurred by Landlord due to the violation solely by Landlord or any tenant of the terms and conditions of any lease of space in the Park;

     (ix) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

     (x) Landlord's general corporate overhead and general administrative expenses, including, but not limited to, salaries of officers and executives of Landlord (other than any such costs and expenses to be paid as part of the management fee referred to in Section 6.1.11 above);

     (xi) advertising and promotional expenditures, and costs of signs identifying the owner of the Building or other tenants' signs;

     (xii) utility costs for which any tenant directly contracts with the local public service company;

     (xiii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about, the Premises, the Building or the Park, unless such costs and expenses are the responsibility of Tenant as provided in Section 29 of this Lease, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 29 of this Lease;

     (xiv) legal and accounting fees for preparation of Landlord's business documents, including the preparation of any and all tax returns;

     (xv)    any payments under a ground lease or master lease;

     (xvi) costs which are actually paid and/or reimbursed to Landlord by any contractor, manufacturer or supplier under any warranty;

     (xvii) costs and expenses incurred by Landlord to perform its obligations under Section 11.3 of this Lease;

     (xviii) expenses resulting directly from the willful misconduct or gross negligence of Landlord;

     (xix) costs of purchasing, installing and replacing artwork, excluding repair and maintenance required as a result of normal wear and tear, to the extent properly capitalized under generally accepted accounting and management practices; and

     (xx) costs of repairs to the Building resulting solely and directly from Landlord's failure to construct the Building in compliance with governmental regulations, ordinances and laws effective at the time of original construction of the Building to the extent such regulations, ordinances and laws were made applicable to such construction.

     6.2 Tax Expenses: In addition to the Base Rent set forth in Section 3, Tenant shall pay its share, which is specified in the Basic Lease Information, of all real property taxes applicable to the land and improvements included within the Lot on which the Premises are situated and one hundred percent (100%) of all personal property taxes now or hereafter assessed or levied against the Premises or Tenant's personal property. Tenant shall also pay one hundred percent (100%) of any increase in real property taxes attributable, in Landlord's sole discretion, to any and all alterations, Tenant Improvements or other improvements of any kind, which are above standard improvements customarily installed for similar buildings located within the Building or the Park (as applicable), whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. The term "Tax Expenses" shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax, levy, or penalty imposed by authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises, the Building, the Lot or the Park, as against Landlord's right to rent, or as against Landlord's business of leasing the Premises or the occupancy of Tenant or any other tax, fee, or excise, however described, including, but not limited to, any value added tax, or any tax imposed in substitution (partially or totally) of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes. The term "Tax Expenses" shall not include any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord.

     6.3 Payment of Expenses: Landlord shall estimate Tenant's Share of the Operating Expenses and Tax Expenses for the calendar year in which the Lease commences. Commencing on the Commencement Date, one-twelfth (1/12th)of this estimated amount shall be paid by Tenant to Landlord, as Additional Rent, and thereafter on the first (lst) day of each month throughout the remaining months of such calendar year. Thereafter, Landlord may estimate such expenses as of the beginning of each calendar year during the Term of this Lease and Tenant shall pay one-twelfth (1/12th) of such estimated amount as Additional Rent hereunder on the first (lst) day of each month during such calendar year and for each ensuing calendar year throughout the Term of this Lease. Tenant's obligation to pay Tenant's Share of Operating Expenses and Tax Expenses accrued during Tenant's tenancy under this Lease shall survive the expiration or earlier termination of this Lease.

     6.4 Annual Reconciliation: By May 15/u' /of each calendar year, Landlord shall endeavor to furnish Tenant with an accounting of actual Operating Expenses and Tax Expenses. Within thirty (30) days of Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the foregoing, failure by Landlord to give such accounting by such date shall not constitute a waiver by Landlord of its fight to collect any of Tenant's underpayment at any time. Landlord shall credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) falling due, or where the Term of the Lease has expired, refund the amount of overpayment to Tenant. If the Term of the Lease expires prior to the annual reconciliation of expenses Landlord shall have the right to reasonably estimate Tenant's Share of such expenses, and if Landlord determines that an underpayment is due, Tenant hereby agrees that, if Tenant fails to pay to Landlord .the amount of any underpayment within ten (10) days after the termination of this Lease, Landlord shall be entitled to deduct such underpayment from Tenant's Security Deposit. If Landlord reasonably determines that an overpayment has been made by Tenant, Landlord shall refund said overpayment to Tenant within sixty
(60) days thereafter. Notwithstanding the foregoing, failure of Landlord to accurately estimate Tenant's Share of such expenses or to otherwise perform such reconciliation of expenses shall not constitute a waiver of Landlord's right to collect any of Tenant's underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease.

     6.5 Audit: After delivery to Landlord of at least thirty (30) days' prior written notice, Tenant, at its sole cost and expense through any accountant or other representative designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm or other representative and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant shall use their best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If through such audit it is determined that there is a discrepancy of more than seven percent (7%) in the amount of actual Operating Expenses, then Landlord shall reimburse Tenant for the reasonable out-of- pocket accounting costs and expenses incurred by Tenant in performing such audit, including Tenant's outside auditors or accountants. However, if through such audit it is determined that there is a discrepancy of four percent (4%) or less in the amount of actual Operating Expenses, then Tenant shall reimburse Landlord for the reasonable staff and accounting costs and expenses associated with Landlord's costs and expenses recurred by Landlord in connection with Tenant performing such audit, including, without limitation, those reasonable costs and expenses incurred by Landlord for any outside accounting firms or auditors in connection with such audit.

7.   Utilities:
     ---------

7.1 Additional Rent. Utility Expenses, Common Area Utility Costs and all other sums or charges set forth in this Section 7 are considered part of Additional Rent. In addition to the Base Rent set forth in Section 3 hereof, Tenant shall pay the cost of all water, sewer use, sewer discharge fees and sewer connection fees, gas, heat, electricity, refuse pickup, janitorial service, telephone and other utilities billed or metered separately to the Premises and/or Tenant. Tenant shall also pay Tenant's Share of any assessments or charges for utility or similar purposes included within any tax bill for the Lot on which the Premises are situated, including, without limitation, entitlement fees, allocation unit fees, and/or any similar fees or charges, and any penalties related thereto. For any such utility fees or use charges that are not billed or metered separately to Tenant, including without limitation, water and refuse pick up charges, Tenant shall pay to Landlord, as Additional Rent, without prior notice or demand, on the Commencement Date and thereafter on the first (lst) day of each month throughout the balance of the Term of this Lease the amount which is attributable to Tenant's use of the utilities or similar services, as reasonably estimated and determined by Landlord based upon factors such as size of the Premises and intensity of use of such utilities by Tenant such that Tenant shall pay the portion of such charges reasonably consistent with Tenant's use of such utilities and similar services ("Utility Expenses"). If Tenant disputes any such estimate or determination, then Tenant shall either pay the estimated amount or cause the Premises to be separately metered at Tenant's sole expense. In addition, Tenant shall pay to Landlord Tenant's Share of any Common Area utility costs, fees, charges or expenses ("Common Area Utility Costs"). Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated amount of Tenant's Share of the Common Area Utility Costs on the Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease and any reconciliation thereof shall be substantially in the same manner as specified in Section 6.4 above. Tenant acknowledges that the Premises may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building or the Park, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to timely and faithfully pay, prior to delinquency, any amount, tax, charge, surcharge, assessment or imposition levied, assessed or imposed upon the Premises, or Tenant's use and occupancy thereof. Landlord does not warrant that any of the services referred to above will be free from interruption, and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted. Where the cause of a service interruption is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the service interruption and request to remedy the interruption shall constitute "reasonable diligence" by Landlord to restore the interrupted service. Tenant shall be permitted to abate its Base Rent after ten (10) consecutive business days of service interruption until such service is restored, unless such service interruption is due to any of the following, in which case there shall not be any abatement: Tenant's failure to perform any of its obligations under this Lease or due to any casualty or force majeure delays (which delays include without limitation, delays in obtaining service from any public utility or other public or quasi-public entity outside Landlord's control, governmental delays or moratoriums, inclement weather and similar events outside of the reasonable control of Landlord), or due to any failure by a Tenant's ASP (as set forth in Section 7.3 hereinbelow).

     7.2 Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building or the Park (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

     7.3  Tenant's ASP.

          a. Landlord Approval Required. In the event that Tenant wishes Landlord to utilize services of a particular Alternate Service Provider ("Tenant's ASP") for the Building (but not for any of the Common Areas), Landlord shall give due consideration to approval of such Tenant's ASP, which approval shall not be unreasonably withheld.

          b. Conditions to Approval. Unless all of the following conditions are satisfied to Landlord's satisfaction in a written agreement between the Tenant's ASP and Landlord or by any other means acceptable to Landlord, it shall be reasonable for Landlord to refuse its approval:

              (i) No Start-Up Expense to Landlord. Landlord shall incur no start-up expense whatsoever with respect to any aspect of Tenant's ASP's provision of its services, including without limitation, the cost of installation, hook-up charges, installation of meters and the like;

              (ii) Tenant's ASP Supplies Insurance and Financial Verification. Prior to commencement of any work in or about the Premises and/or Building by Tenant's ASP, Tenant's ASP shall supply Landlord with verification that, in Landlord's sole judgment, Tenant's ASP is (A) properly insured, and (B) financially capable of covering any uninsured damage;

              (iii) Tenant's ASP Will Follow Building Rules. Prior to the commencement of any work in or about the Building by Tenant's ASP, Tenant's ASP shall agree in writing to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the Building and the interest of the Landlord;

              (iv) Sufficient Space for Equipment and Materials. Landlord reasonably determines that there is sufficient space in the Building for the placement of all Tenant's ASP's equipment and materials, including, without limitation, in any electrical risers;

              (v) Tenant's ASP in Good Standing. Tenant's ASP is, in Landlord's sole judgment, licensed, reputable and reliable, as shown in documents acceptable to Landlord;

              (vi) Compensation for Space. Tenant's ASP agrees, in a license agreement signed by Landlord and Tenant's ASP, to compensate Landlord the amount determined by Landlord for (A) space used in the Building for the storage and maintenance of Tenant's ASP's equipment ("Tenant's ASP's Space"); and (B) all costs that may be incurred by Landlord in arranging for access by Tenant's ASP's personnel, security for Tenant's ASP's equipment, and any other such costs as Landlord may incur;

              (vii) Tenant's ASP Subject to Landlord's Supervision. Tenant's ASP agrees that Landlord shall have the right to supervise Tenant's ASP's performance of any work on or about the Building, including, without limitation, any installations or repairs;

              (viii) Tenant's ASP Must Give Landlord Access. Tenant's ASP agrees that Landlord shall have the right to enter Tenant's ASP's Space at any time in the event of an emergency and at all reasonable times and upon reasonable notice for the purpose of (A) inspecting same; (B) making repairs to Tenant's ASP's Space and performing work therein as may be necessary, in Landlord's judgment; or (C) exhibiting Tenant's ASP's Space for purposes of sale, lease ground lease, or financing.

          c. Approval Not a Landlord Warranty. Landlord's approval under this Section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, as to the suitability or competence of Tenant's ASP.

          d. Tenant Responsible for Service Interruptions. Tenant acknowledges and agrees that to the extent service by Tenant's ASP is interrupted, curtailed or discontinued for whatever reason, Landlord shall have no obligation or liability with respect thereto, including for abatement of rent under Section
7.1 hereinabove.

          e. Tenant's ASP Indemnifies Landlord. Tenant's ASP shall indemnify, protect, defend and hold harmless Landlord for all losses, claims, demands, expenses, and judgments against Landlord caused by or arising out of, either directly or indirectly, any acts or omissions by Tenant's ASP.

          f. Landlord's Withholding of Approval. Notwithstanding any provision herein to the contrary, the refusal of Landlord to give its approval to any prospective Tenant's ASP shall not be deemed a default or breach by Landlord of its obligations under this Lease unless and until Landlord is adjudicated in a final and unappealable court decision to have acted recklessly or maliciously with respect to its refusal.

          g. Right to Terminate Tenant's ASP. Notwithstanding anything to the contrary herein, Landlord shall have right at any time and from time to time during the Term to terminate any contract or agreement for electrical service with Tenant's ASP for any reasonable cause, including failure of the Tenant's ASP to provide services of the quality and reliability anticipated, billing discrepancies, or rate increases.

8.   Late Charges: Any and all sums or charges set forth in this Section 8 are
     ------------
considered part of Additional Rent. Tenant acknowledges that late payment (the fifth business day of each month or any time thereafter) by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses or other sums due hereunder, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by any encumbrance against the Premises, and late charges and penalties due to the late payment of real property taxes on the Premises. Therefore, if any installment of Rent or any other sum due from Tenant is not received by Landlord when due, Tenant shall promptly pay to Landlord all of the following, as applicable: (a) an additional sum equal to six percent (6%) of such delinquent amount plus interest on such delinquent amount at the rate equal to the prime rate for the time period such payments are delinquent as a late charge for every month or portion thereof that such sums remain unpaid, and (b) the amount of fifty dollars ($50) relating to checks for which there are not sufficient funds. If Tenant delivers to Landlord a check for which there are not sufficient funds, Landlord may, at its sole option, require Tenant to replace such check with a cashier's check for the amount of such check and all other charges payable hereunder. The parties agree that this late charge and the other charges referenced above represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge or other charges shall not constitute a waiver by Landlord of Tenant's default with respect to the delinquent amount, nor prevent Landlord from exercising any of the other fights and remedies available to Landlord for any other breach of Tenant under this Lease. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

9.   Use of Premises:
     ---------------

9.1 Compliance with Laws, Recorded Matters, and Rules and Regulations: The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as the proposed use (~i) does not involve the use of Hazardous Materials other than as expressly permitted under the provisions of Section 29 below, (ii) does not require any additional parking in excess of the parking spaces already licensed to Tenant pursuant to the provisions of Section 24 of this Lease, and
(iii) is compatible and consistent with the other uses then being made in the Park and in other similar types of buildings in the vicinity of the Park, as reasonably determined by Landlord. The use of the Premises by Tenant and its employees, representatives, agents, invitees, licensees, subtenants, customers or contractors (collectively, "Tenant's Representatives") shall be subject to, and at all times in compliance with, (a) any and all applicable laws, ordinances, statutes, orders and regulations as same exist from time to time (collectively, the "Laws"), (b) any and all documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, the Building, the Lot and/or the Park, or any portion thereof (collectively, the "Recorded Matters"), and (c) any and all rules and regulations set forth in Exhibit C, attached to and made a
                                           ---------
part of this Lease, and any other reasonable rules and regulations promulgated by Landlord now or hereafter enacted relating to parking and the operation of the Premises, the Building and the Park (collectively, the "Rules and Regulations"). Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Term of this Lease. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or alterations to the Premises, Building, the Common Areas and/or the Park occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or alterations, improvements or additions made to the Premises regardless of when such Laws became effective.

     9.2 Prohibition on Use: Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein which will in any way conflict with any of the requirements of the Board of Fire Underwriters or similar body now or hereafter constituted or in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about the Premises, the Building, the Lot or the Park without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the fights of Landlord, other tenants or occupants of the Building, other buildings in the Park, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful purpose, for the benefit, quiet enjoyment and use by Landlord and all other tenants or occupants of the Building or other buildings in the Park; nor shall Tenant cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Park and/or the Common Areas, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not permit any animals, including, but not limited to, any household pets (but excluding seeing-eye dogs and other service animals when accompanied by their owners), to be brought or kept in or about the Premises. Tenant shall place no loads upon the floors, walls, or ceilings in excess of the maximum designed load permitted by the applicable Laws, including the Uniform Building Code, or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other such materials, or allow such to remain outside the Building area, except for any non-hazardous or non-harmful materials which may be stored in refuse dumpsters or in any enclosed trash areas provided. Tenant shall honor the terms of all Recorded Matters relating to the Premises, the Building, the Lot and/or the Park. Tenant shall honor the Rules and Regulations.

10.  Alterations and Additions; and Surrender of Premises:
     ----------------------------------------------------

     10.1 Alterations and Additions: Tenant shall not install any signs, fixtures, improvements, nor make or permit any other alterations or additions to the Premises without the prior written consent of Landlord. If any such alteration or addition is expressly permitted by Landlord, Tenant shall deliver at least twenty (20) days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals prior to commencing any of such work and deliver a copy of same to Landlord. All alterations and additions shall be installed by a licensed contractor approved by Landlord, at Tenant's sole expense in compliance with all applicable Laws (including, but not limited to, the ADA as defined herein), Recorded Matters, and Rules and Regulations. Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. As a condition to Landlord's consent to the installation of any fixtures, additions or other improvements, Landlord may require Tenant to post and obtain a completion and indemnity bond for ~p to one hundred fifty percent (150%) of the cost of the work. Notwithstanding the above, Landlord hereby acknowledges that Tenant intends to expand its data center periodically throughout the Term, and Landlord agrees not to unreasonably withhold its consent to such expansions, provided that each such expansion shall comply with all applicable Laws and all requirements of this Lease, and shall not affect the structural integrity of the Building.

     10.2 Surrender of Premises: Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's fight to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with the fixtures (other than trade fixtures), alterations, additions and improvements which Landlord has notified Tenant, in writing, that Landlord will require Tenant not to remove, to Landlord in good condition and repair (including, but not limited to, replacing all light bulbs and ballasts not in good working condition) and in the condition in which the Premises existed as of the Commencement Date, except for reasonable wear and tear. Reasonable wear and tear shall not include any damage or deterioration to the floors of the Premises arising from the use of forklifts in, on or about the Premises (including, without limitation, any marks or stains of any portion of the floors), and any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. Within ten (10) business days of Landlord's receipt of Tenant's written notice of any item comprising fixtures (other than trade fixtures), alterations, additions and improvements, together with Tenant's request that Landlord notify Tenant, in writing, whether or not Landlord will require Tenant to remove such item from the Premises upon the expiration or earlier termination of this Lease, Landlord shall so notify Tenant. Upon such termination of this Lease, Tenant shall remove all tenant signage, trade fixtures, furniture, furnishings, personal property, additions, alterations, data center improvements and equipment (including but not limited to the Exterior Enclosure (as defined in Section 41), and any and all generators, raised flooring, racks, drop wiring to racks, and other equipment, but excluding data center HVAC and electric lines) and other improvements unless Landlord had previously notified Tenant, in writing, that Tenant would be required not to remove such fixtures (other than trade fixtures), alterations, additions or improvements installed by, or on behalf of Tenant or situated in or about the Premises. If Tenant did not request the notice described above in this Section
10.2 with request to any fixtures (other than trade fixtures), alterations, additions or improvements, then by the date which is twenty (20) days prior to such termination of this Lease, Landlord shall notify Tenant in writing of those fixtures (other than trade fixtures), alterations, additions and other improvements which Landlord shall require Tenant not to remove from the Premises. Tenant shall repair any damage caused by the installation or removal of such signs, trade fixtures, furniture, furnishings, fixtures, additions and improvements which are to be removed from the Premises by Tenant hereunder. If Tenant did not request the notice described above in this Section 10.2 with request to any fixtures (other than trade fixtures), alterations, additions or improvements, and if Landlord fails to so notify Tenant at least twenty (20) days prior to such termination of this Lease, then Tenant shall remove all tenant signage, alterations, furniture, furnishings, trade fixtures, additions and other improvements (other than the Tenant Improvements) installed in or about the Premises by, or on behalf of Tenant. Tenant shall ensure that the removal of such items and the repair of the Premises will be completed prior to such termination of this Lease.

11.  Repairs and Maintenance:
     ------------------------

     11.1 Tenant's Repairs and Maintenance Obligations: Except for those portions of the Building to be maintained by Landlord, as provided in Sections
11.2 and 11.3 below, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and the adjacent dock and staging areas in good, clean and safe condition and repair to the reasonable satisfaction of Landlord including, but not limited to, repairing any damage caused by Tenant or Tenant's Representatives and replacing any property so damaged by Tenant or Tenant's Representatives. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining, repairing and replacing (a), all mechanical systems, heating, ventilation and air conditioning systems exclusively serving the Premises, (b) all plumbing, electrical wiring and equipment serving the Premises, (c) all interior lighting (including, without limitation, light bulbs and/or ballasts) and exterior lighting serving the Premises, (d) all glass, windows, window frames, window casements, skylights, interior and exterior doors, door frames and door closers, (e) all roll-up doors, ramps and dock equipment, including without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights, (f) all tenant signage,
(g) lifts for disabled persons serving the Premises, (h) sprinkler systems, fire protection systems and security systems serving the Premises, (i) all partitions, fixtures, equipment, interior painting, and interior walls and floors of the Premises and every part thereof (including, without limitation, any demising walls contiguous to any portion of the Premises).

     11.2 Reimbursable Repairs and Maintenance Obligations: Subject to the provisions of Sections 6 and 9 of this Lease and except for (i) the obligations of Tenant set forth in Section 11.1 above, (ii) the obligations of Landlord set forth in Section 11.3 below, and (iii) the repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's expense, subject to reimbursement pursuant to Section 6 above, to keep in good repair the plumbing and mechanical systems exterior to the Premises, any rail spur and rail crossing, the roof (including the roof membrane, the amortized cost of the replacement of which shall be subject to reimbursement by Tenant as set forth in
Section 6..1.4 above), exterior walls of the Building, signage (exclusive of tenant signage), and exterior electrical wiring and equipment, exterior lighting, exterior glass, exterior doors/entrances and door closers, exterior window casements, exterior painting of the Building (exclusive of the Premises), and underground utility and sewer pipes outside the exterior walls of the

Building. For purposes of this Section 11.2, the term "exterior" shall mean outside of and not exclusively serving the Premises. Unless otherwise notified by Landlord, in writing, that Landlord has elected to procure and maintain the following described contract(s), Tenant shall procure and maintain (a) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord, and (b) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services); such contract(s) to be on a bi-monthly or quarterly basis, as reasonably determined by Landlord. Landlord reserves the right, but without the obligation to do so, to procure and maintain (i) the heating, ventilation and air conditioning systems preventative maintenance and repair contract(s), and/or (ii) the fire and sprinkler protection services and preventative maintenance and repair contract(s) (including, without limitation, monitoring services). If Landlord so elects to procure and maintain any such contract(s), Tenant will reimburse Landlord for the cost thereof in accordance with the provisions of Section 6 above. If Tenant procures and maintains any of such contract(s), Tenant will promptly deliver to Landlord a true and complete copy of each such contract and any and all renewals or extensions thereof, and each service report or other summary received by Tenant pursuant to or in connection with such contract(s).

     11.3 Landlord's Repairs and Maintenance Obligations: Except for repairs rendered necessary by the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, Landlord agrees, at Landlord's sole cost and expense, to (a) keep in good repair the structural portions of the floors, foundations and exterior perimeter walls of the Building (exclusive of glass and exterior doors), and (b) replace the structural portions of the roof of the Building (excluding the roof membrane, the amortized cost of the replacement of which shall be subject to reimbursement by Tenant as set forth in Section 6.1.4 above) as, and when, Landlord reasonably determines such replacement to be necessary in Landlord's sole discretion.

     11.4  Tenant's Failure to Perform Repairs and Maintenance Obligations:
Except for normal maintenance and repair of the items described above, Tenant shall have no fight of access to or fight to install any device on the roof of the Building nor make any penetrations of the roof of the Building without the express prior written consent of Landlord. If Tenant refuses or neglects to repair and maintain the Premises and the adjacent areas properly as required herein and to the reasonable satisfaction of Landlord, Landlord may, but without obligation to do so, at any time make such repairs and/or maintenance without Landlord having any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, except to the extent any damage is caused by the willful misconduct or gross negligence of Landlord or its authorized agents and representatives; provided, however, that except in the event of a failure to repair or maintain that creates an emergency, Landlord shall give Tenant notice and an opportunity to cure, as set forth in Section 20.3 below, before Landlord shall make such repairs and/or maintenance. In the event Landlord makes such repairs and/or maintenance, upon completion thereof Tenant shall pay to Landlord, as additional rent, the Landlord's costs for making such repairs and/or maintenance, plus ten percent (10%) for overhead, upon presentation of a bill therefor, plus any Enforcement Expenses. The obligations of Tenant hereunder accrued during Tenant's tenancy under this Lease shall survive the expiration of the Term of this Lease or the earlier termination thereof. Tenant hereby waives any fight to repair at the expense of Landlord under any applicable Laws now or hereafter in effect respecting the Premises.


12.  Insurance:
     ---------

     12.1 Types of Insurance: Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant's sole cost and expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a career or carriers reasonably acceptable to Landlord and its lender(s) which afford the following coverages: (i) worker's compensation: statutory limits; (ii) employer's liability, as required by law, with a minimum limit of $100,000 per employee and $500,000 per occurrence; (iii) commercial general liability insurance (occurrence form) providing coverage against any and all claims for bodily injury and property damage occurring in, on or about the Premises arising out of Tenant's and Tenant's Representatives' use and/or occupancy of the Premises. Such insurance shall include coverage for blanket contractual liability, fire damage, premises, personal injury, completed operations, products liability, personal and advertising, and a plate-glass rider to provide coverage for all glass in, on or about the Premises including, without limitation, skylights. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess/umbrella insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations which it owns or leases, the policy shall include an aggregate limit per location endorsement. If necessary, as reasonably determined by Landlord, Tenant shall provide for restoration of the aggregate limit; (iv) comprehensive automobile liability insurance' a combined single limit of not less than $2,000,000 per occurrence and insuring Tenant against liability for claims arising out of the ownership, maintenance, or use of any owned, hired or non-owned automobiles; (v) "all risk" or "special purpose" property insurance, including without limitation, sprinkler leakage, boiler and machinery comprehensive form, if applicable, covering damage to or loss of any personal property, trade fixtures, inventory, fixtures and equipment located in, on or about the Premises, and in addition, coverage for earthquake sprinkler leakage and business interruption of Tenant, together with, if the property of Tenant's invitees is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees and located in the Premises. Such insurance shall be written on a replacement cost basis (without deduction for depreciation) in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the items referred to in this subparagraph (v); and (vi) such other insurance as Landlord deems reasonably necessary and prudent or as may otherwise be required by any of Landlord's lenders or joint venture partners.

     12.2 Insurance Policies: Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a "General Policyholders Rating" of at least A:X (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "A.M. Best's Rating Guides." Any deductible amounts under any of the insurance policies required hereunder shall not exceed One Thousand Dollars ($1,000). Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty
(30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days' notice has been given to Landlord). Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under a blanket insurance policy, provided such blanket policy expressly affords coverage for the Premises and for Landlord as required by this Lease.

     12.3 Additional Insureds and Coverage: Landlord, any property management company and/or agent of Landlord for the Premises, the Building, the Lot or the Park, and any lender(s) of Landlord having a lien against the Premises, the Building, the Lot or the Park shall be named as additional insureds under all of the policies required in Section 12.1(iii) above. Additionally, such policies shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without fight of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. It is the parties' intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant's operations of its business and/or Tenant's or Tenant's Representatives' use of the Premises and/or any of the areas within the Park, whether such events occur within the Premises (as described in Exhibit A
                                                                     ---------
hereto) or in any other areas of the Park. It is not contemplated or anticipated by the parties that the aforementioned risks of loss be borne by Landlord's insurance carriers, rather it is contemplated and anticipated by Landlord and Tenant that such risks of loss be borne by Tenant's insurance carriers pursuant to the insurance policies procured and maintained by Tenant as required herein.

     12.4 Failure of Tenant to Purchase and Maintain Insurance: In the event Tenant does not purchase the insurance required in this Lease or keep the same in full force and effect throughout the Term of this Lease (including any renewals or extensions), Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, upon Landlord's demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all Enforcement Expenses and damages which Landlord may sustain by reason of Tenant's failure to obtain and maintain such insurance. If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses, damages and costs resulting from such failure.

13.  Waiver of Subrogation: Landlord and Tenant hereby mutually waive their
     ---------------------
respective rights of recovery against each other for any loss of, or damage to, either parties' property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Tenant pursuant to
Section 12 of this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 13 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party's insurance coverage to be voided or otherwise uncollectible.

14.  Limitation of Liability and Indemnity: Except to the extent of damage
     -------------------------------------
resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, Tenant agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's lenders, partners, members, property management company (if other than Landlord), agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns (collectively, the "Indemnitees") harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) Tenant's or Tenant's Representatives' use of the Premises, Building and/or the Park, (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein accrued during Tenant's tenancy under this Lease shall survive the expiration or earlier termination of this Lease.

     Except to the extent of damage resulting from the gross negligence or willful misconduct of Landlord or its authorized representatives, to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of Landlord's lender(s), partners, members, employees, representatives, legal representatives, successors or assigns shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises, the Building or the Park, including, but not limited to, any acts, errors or omissions by or on behalf of any other tenants or occupants of the Building and/or the Park. Tenant shall not, in any event or circumstance, be permitted to offset or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. Landlord and its authorized representatives shall not be liable for any interference with light or air, or for any latent defect in the Premises or the Building.

15.  Assignment and Subleasing:
     -------------------------

     15.1 Prohibition: Except as otherwise set forth below in Section 15.4 with respect to a Related Entity, Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer this Lease (collectively, "assignment"), in whole or in part, whether voluntarily or involuntarily or by operation of law, nor sublet or permit occupancy by any person other than Tenant of all or any portion of the Premises without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant hereby agrees that Landlord may withhold its consent to any proposed sublease or assignment if the proposed sublessee or assignee or its business is subject to compliance with additional requirements of the ADA (defined below) and/or Environmental Laws (defined below) beyond those requirements which are applicable to Tenant, unless the proposed sublessee or assignee shall (a) first deliver plans and specifications for complying with such additional requirements and obtain Landlord's written consent thereto, and
Co) comply with all Landlord's conditions for or contained in such consent, including without limitation, requirements for security to assure the lien-free completion of such improvements. If Tenant seeks to sublet or assign all or any portion of the Premises, Tenant shall deliver to Landlord at least thirty (30) days prior to the proposed commencement of the sublease or assignment (the "Proposed Effective Date") the following: (i) the name of the proposed assignee or sublessee; (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require; and
(iii) the aforementioned plans and specifications, if any. Within five (5) business days after Landlord's receipt of a written request from Tenant that Tenant seeks to sublet or assign all or any portion of the Premises, Landlord shall deliver to Tenant a copy of Landlord's standard form of sublease or assignment agreement (as applicable), which instrument shall be utilized for each proposed sublease or assignment (as applicable), and such instrument shall include a provision whereby the assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed assignment or subletting. In the event the sublease or assignment (1) by itself or taken together with prior sublease(s) or partial assignment(s) covers or totals, as the case may be, more than one-third (1/3) of the rentable square feet of the Premises or (2) is for a term which by itself or taken together with prior or other subleases or partial assignments either (x) is greater than fifty percent (50%) of the period remaining in the Term of this Lease as of the time of the Proposed Effective Date, or (y) extends through all or substantially all of the Term through the Termination Date (as defined in Section

41 hereinbelow) then Landlord shall have the right, to be exercised by giving written notice to Tenant, to recapture the space described in the sublease or assignment. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment space covers all the Premises, it shall serve to terminate the entire term of this Lease in either case, as of the Proposed Effective Date. However, no termination of this Lease with respect to part or all of the Premises shall become effective without the prior written consent, where necessary, of the holder of each deed of trust encumbering the Premises or any part thereof. If this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of square feet retained by Tenant to the square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Each permitted assignee of sublessee shall assume and be deemed to assume this Lease and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with, for the term of this Lease. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant hereby acknowledges and agrees that it understands that Landlord's accounting department may process and accept Rent payments without verifying that such payments are being made by Tenant, a permitted sublessee or a permitted assignee in accordance with the provisions of this Lease. Although such payments may be processed and accepted by such accounting department personnel, any and all actions or omissions by the personnel of Landlord's accounting department shall not be considered as acceptance by Landlord of any proposed assignee or sublessee nor shall such actions or omissions be deemed to be a substitute for the requirement that Tenant obtain Landlord's prior written consent to any such subletting or assignment, and any such actions or omissions by the personnel of Landlord's accounting department shall not be considered as a voluntary relinquishment by Landlord of any of its rights hereunder nor shall any voluntary relinquishment of such rights be inferred therefrom. For purposes hereof, in the event Tenant is a corporation, partnership, joint venture, trust or other entity other than a natural person, any change in the direct or indirect ownership of Tenant (whether pursuant to one or more transfers) which results in a change of more than fifty percent (50%) in the direct or indirect ownership of Tenant shall be deemed to be an assignment within the meaning of this Section 15 and shall be subject to all the provisions hereof; provided, however, if such change occurs due to Tenant's issuance of additional shares of common stock for purposes of raising additional capital, such change shall not be deemed an assignment under this Section 15. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord.

     15.2 Excess Sublease Rental or Assignment Consideration: In the event of any sublease or assignment of all or any portion of the Premises where the rent or other consideration provided for in the sublease or assignment either initially or over the term of the sublease or assignment exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease, Tenant shall pay the Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent are payable hereunder, seventy-five percent (75%) of the excess of each such payment of rent or other consideration in excess of the Rent called for hereunder, after deduction of customarily market-based leasing commissions actually paid for said sublease and costs and expenses actually paid by Tenant for reasonable attorneys' fees.

     15.3 Waiver: Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

     15.4 Related Entities: Notwithstanding anything to the contrary contained in this Section 15, so long as Tenant delivers to Landlord (1) at least thirty
(30) days prior written notice of its intention to assign or sublease the Premises to any Related Entity, which notice shall set forth the name of the Related Entity, (2) a copy of the proposed agreement pursuant to which such assignment or sublease shall be effectuated, and (3) such other information concerning the Related Entity as Landlord may reasonably require, including without limitation, information regarding any change in the proposed use of any portion of the Premises and any financial information with respect to such Related Entity, and so long as (i) any change in the proposed use of the subject portion of the Premises is in conformance with the uses permitted to be made under this Lease and do not involve the use or storage of any Hazardous Materials (other than nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any Environmental
Laws), and (ii) at the time of the proposed assignment or sublease, the net profits and financial condition of the Related Entity is reasonably adequate and sufficient in relation to the then remaining obligations of Tenant under this Lease, then Tenant may assign this Lease or sublease any portion of the Premises
(X) to any Related Entity, or (Y) in connection with any merger, consolidation or sale of substantially all of the assets of Tenant, without having to obtain the prior written consent of Landlord thereto. For purposes of this Lease the term "Related Entity" shall mean and refer to any corporation or entity which controls, is controlled by or is under common control with Tenant, as all of such terms are customarily used in the industry. Notwithstanding anything to the contrary of the foregoing, any Related Entity must have a Shareholder Equity of at least Thirty-Five Million Dollars ($35,000,000,00) for the prior three (3) fiscal quarters preceding the effective date of such assignment or sublease.

16.  Ad Valorem Taxes: Prior to delinquency, Tenant shall pay all taxes and
     ----------------
assessments levied upon trade fixtures, alterations, additions, improvements, inventories and personal property located and/or installed on or in the Premises by, or on behalf of, Tenant; and if requested by Landlord, Tenant shall promptly deliver to Landlord copies of receipts for payment of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

17.  Subordination: Without the necessity of any additional document being
     -------------
executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, the rights of Tenant under this Lease and this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Lot, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the fight to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. Landlord shall use commercially reasonable and diligent efforts to obtain from any such ground lessor, mortgagee, or beneficiary a non-disturbance agreement for the benefit of Tenant, on a form reasonably acceptable to Landlord, the subject ground lessor, mortgagee, or beneficiary, and Tenant. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor to Landlord, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest will not disturb Tenant's use, occupancy or quiet enjoyment of the Premises and will recognize Tenant's fights under this Lease, so long as Tenant is not in default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses which Tenant might have against any prior lessor; (c) bound by prepayment of more than one
(1) month's Rent, except in those instances when Tenant pays Rent quarterly in advance pursuant to Section 8 hereof, then not more than three months' Rent; or
(d) liable to Tenant for any Security Deposit not actually received by such successor in interest to the extent any portion or all of such Security Deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all or any portion of the Security Deposit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such Security Deposit to the successor in interest. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a demand or request by Landlord and in a form reasonably acceptable to Landlord, such ground lessor or lender, and Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall at Landlord's option, constitute a material default hereunder. It is further agreed that Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such additional documents, together with any and all Enforcement Expenses.

18.  Right of Entry: Tenant grants Landlord or its agents the right to enter the
     --------------
Premises at all reasonable times (upon twenty-four (24) hours' advance notice, except in the event of an emergency) for purposes of inspection, exhibition, posting of notices, repair or alteration, provided that, except in the event of an emergency, Tenant shall have the fight to require that Landlord and its agents be accompanied by a designated representative of Tenant, and if Tenant shall so require Tenant shall make such designated representative reasonably available). At Landlord's option, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults, safes and data center. It is further agreed that Landlord shall have the fight to use any and all means Landlord deems necessary to enter the Premises in an emergency) Landlord shall have the right to place "for rent" or "for lease" signs on the outside of the Premises, the Building and in the Common Areas. Landlord shall also have the fight to place "for sale" signs on the outside of the Building and in the Common Areas. Tenant hereby waives any claim from damages or for any injury or inconvenience to or interference with Tenant's business, or any other loss occasioned thereby except for any claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives.

19.  Estoppel Certificate: Tenant shall execute (and acknowledge if required by
     --------------------
any lender or ground lessor) and deliver to Landlord, within ten (10) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full three and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults as are claimed, and such other matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that
(a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured defaults in Landlord's performance; and (c) not more than one month's Rent has been paid in advance, except in those instances when Tenant pays Rent quarterly in advance pursuant to
Section 8 hereof, then not more than three month's Rent has been paid in advance. Failure by Tenant to so deliver such certified estoppel certificate shall be a material default of the provisions of this Lease. Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such certified estoppel certificate, together with any and all Enforcement Expenses.

20.  Tenant's Default: The occurrence of any one or more of the following events
     ----------------
shall, at Landlord's option, constitute a material default by Tenant of the provisions of this Lease:

     20.1 The abandonment of the Premises by Tenant or the vacation of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse. Tenant agrees to notice and service of notice as provided for in this Lease;

     20.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within five (5) days of the date said payment is due. Tenant agrees to notice and service of notice as provided for in this Lease;

     20.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures other than with respect to obtaining and providing evidence of insurance as required under Section 12 hereof, and other than with respect to Hazardous Materials (defined in Section 29 hereof), and
(ii) ten (10) days of the date on which Landlord delivers written notice of such failure to Tenant for all failures in any way related to obtaining and providing evidence of insurance or related to Hazardous Materials. However, Tenant shall not be in default of its obligations hereunder if such failure cannot reasonably be cured within such thirty (30) or ten (10) day period, as applicable, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than seventy-five (75) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure;

     20.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

     20.5 Tenant's use or storage of Hazardous Materials in, on or about the Premises, the Building, the Lot and/or the Park other than as expressly permitted by the provisions of Section 29 below.

21.  Remedies for Tenant's Default:
     -----------------------------

     21.1 Landlord's Rights: In the event of Tenant's material default under this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated, and if this right of re-entry is exercised following abandonment of the Premises by Tenant, Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, (i) Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning the Premises and other similar costs (collectively, the "Reletting Costs"), and (ii) the rent received by Landlord from such reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, and Utility Expenses; second, all costs including maintenance, incurred by Landlord in reletting; and, third, Base Rent, Operating Expenses, Tax Expenses, Common Area Utility Costs, Utility Expenses, and all other sums due under this Lease. Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's fight to possession. So long as this Lease is not terminated, Landlord shall have the fight to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure.

     21.2 Damages Recoverable: If Tenant breaches this Lease and abandons the Premises before the end of the Term, or if Tenant's right to possession is terminated by Landlord because of a breach or default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant's failure to perform its obligations hereunder, including, but not limited to, the cost of any Tenant Improvements constructed by or on behalf of Tenant pursuant to Exhibit B hereto, the portion of any
                                      ---------
broker's or leasing agent's commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in default of its obligations hereunder, and all Reletting Costs, and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil
Code) of the amount by which the Rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may relet the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant's failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant's right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the fight to sublet or assign, subject only to reasonable limitations) and may enforce all its fights and remedies under this Lease, including the fight to recover the Rent from Tenant as it becomes due hereunder. The "worth at the time of the award" within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     21.3 Rights and Remedies Cumulative: The foregoing fights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditor's rights generally. In addition to all remedies set forth above, if Tenant materially defaults beyond any applicable notice and cure period under this Lease, any and all Base Rent waived by Landlord under Section 3 above shall be immediately due and payable to Landlord and all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord.

22.  Holding Over: If Tenant holds possession of the Premises after the
     ------------
expiration of the Term of this Lease with Landlord's consent, Tenant shall become a tenant from month-to-month upon the terms and provisions of this Lease, provided the monthly Base Rent during such hold over period shall be 125% of the Base Rent due on the last month of the Lease Term two (2) months of such hold over period, and thereafter 150% of the Base Rent due on the last month of the Lease Term, in either case payable in advance on or before the first day of each month. Acceptance by Landlord of the monthly Base Rent without the additional fifty percent (50%) increase of Base Rent shall not be deemed or construed as a waiver by Landlord of any of its fights to collect the increased amount of the Base Rent as provided herein at any time. Such month-to-month tenancy shall not constitute a renewal or extension for any further term. All options, if any, granted under the terms of this Lease shall be deemed automatically terminated and be of no force or effect during said month-to-month tenancy. Tenant shall continue in possession until such tenancy shall be terminated by either Landlord or Tenant giving written notice of termination to the other party at least thirty (30) days prior to the effective date of termination. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Base Rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

23.  Landlord's Default: Landlord shall not be deemed in breach or default of
     ------------------
this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes of this provision, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in breach or default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

24.  Parking: Tenant shall have a license to use at no charge the number of non-
     -------
designated and non-exclusive parking spaces specified in the Basic Lease Information. Landlord shall exercise reasonable efforts to ensure that such parking spaces are available to Tenant for its use, but Landlord shall not be required to enforce Tenant's fight to use the same. Notwithstanding the foregoing or anything contained herein to the contrary, the actual number of parking spaces available for use by Tenant shall be reduced by the actual number of parking spaces used by Tenant in connection with, and for, the Exterior Enclosure (as defined in Section 41).

25.  Sale of Premises: In the event of any sale of the Premises by Landlord or
     ----------------
the cessation otherwise of Landlord's interest therein, Landlord shall be and is hereby entirely released from any and all of its obligations to perform or further perform under this Lease and from all liability hereunder accruing from or after the date of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. For purposes of this
Section 25, the term "Landlord" means only the owner and/or agent of the owner as such parties exist as of the date on which Tenant executes this Lease. A ground lease or similar long term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this
Section 25. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default of any of the provisions of this Lease.

26.  Waiver: No delay or omission in the exercise of any right or remedy of
     ------
Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after default by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such default, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's fight to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise or delay on the part of the Landlord in exercising any fight, power or privilege hereunder shall operate as a waiver thereof.

27.  Casualty Damage: If the Premises or any part thereof shall be damaged by
     ---------------
fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. In addition to the foregoing, if the Premises or any part thereof shall be damaged by fire or other casualty such that the reparation of such damage or casualty shall, in Landlord's reasonable judgment, require more than one hundred fifty (150) days to complete (subject to extension for 90 days for force majeure delays (which delays include without limitation, delays in obtaining permits, delaying in processing of any insurance claim, governmental delays or moratoriums, inclement weather and similar events outside of the reasonable control of Landlord), and extension for delays attributable to Tenant's or any of Tenant's Representatives' acts or omissions), then either Tenant or Landlord may terminate this Lease by notifying the other party of such election to terminate this Lease within thirty (30) days after the date of Landlord's determination of the extent of such damage (which determination shall be made within ninety (90) days after the date of such damage), in which event the Rent shall be abated as of the date of such damage. If neither party exercises its rights to so elect to terminate this Lease in accordance with the aforesaid provisions, and provided insurance proceeds and any contributions from Tenant, if necessary, are available to fully repair the damage, Landlord shall within one hundred twenty (120) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty; provided, Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings, fixtures and/or equipment removable by Tenant or any improvements, alterations or additions installed by or for the benefit of Tenant under the provisions of this Lease. Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds (excluding any deductible) and any contributions from Tenant, if necessary, actually received by Landlord as a result of the fire or other casualty. Landlord shall not be liable for any inconvenience or annoyance to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by the Tenant or loss of Tenant's personal property resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding anything to the contrary contained herein, if the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any fight to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible) to the extent such cost and expense is not covered by insurance proceeds. In the event the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations shall cease and terminate hereunder except for those obligations expressly intended to survive any such termination of this Lease. Except as otherwise provided in this Section 27, Tenant hereby waives the provisions of Sections 1932(2.), 1933(4.), 1941 and 1942 of the California Civil Code.

28.  Condemnation: If twenty-five percent (25%) or more of the Premises is
     ------------
condemned by eminent domain, inversely condemned or sold in lieu of condemnation for any public or quasi-public use or purpose ("Condemned"), then Tenant or Landlord may terminate this Lease as of the date when physical possession of the Premises is taken and title vests in such condemning authority, and Rent shall be adjusted to the date of termination. Tenant shall not because of such condemnation assert any claim against Landlord or the condemning authority for any compensation because of such condemnation, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate of interest or other interest of Tenant; provided, however, the foregoing provisions shall not preclude Tenant, at Tenant's sole cost and expense, from obtaining any separate award to Tenant for loss of or damage to Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business, provided such award is separate from Landlord's award and provided further such separate award does not diminish or impair the award otherwise payable to Landlord. In addition to the foregoing, Tenant shall be entitled to seek compensation for the costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such partial condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded.

29.  Environmental Matters/Hazardous Materials:
     ------------------------------------------

     29.1 Hazardous Materials Disclosure Certificate: Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord Tenant's initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit G and incorporated herein by this
                                    ---------
reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter, complete, execute, and deliver to Landlord, a Hazardous Materials Disclosure Certificate (the "HazMat Certificate") describing Tenant's present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificate required hereunder shall be in substantially the form as that which is attached hereto as Exhibit E.
                                                           ---------

     29.2 Definition of Hazardous Materials: As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Lot, the Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

     29.3 Prohibition; Environmental Laws: Tenant shall not be entitled to use nor store any Hazardous Materials on, in, or about the Premises, the Building, the Lot and the Park, or any portion of the foregoing, without, in each instance, obtaining Landlord's prior written consent thereto. If Landlord consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing, provided that such usage and storage is only to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate as expressly approved by Landlord and provided further that such usage and storage is in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, roles and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on o(about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 29, and (iii)request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be proportionately borne by Tenant commensurate with the extent of Hazardous Materials revealed by any such inspection, test or investigation (such determination to be made by one or more environmental consultants jointly selected by Landlord and Tenant) to be present in, on or about the Premises and/or the Common Areas due to the acts or omissions of Tenant or any of Tenant's Representatives and all other costs and expenses shall be borne by parties other than Tenant. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     29.4 Tenant's Environmental Obligations: Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common

Areas of which Tenant has knowledge. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of the Park and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Lot or the Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Lot and the Park after the satisfactory completion of such work.

     29.5 Tenant's Environmental Indemnity: In addition to Tenant's obligations as set forth hereinabove but subject to the provisions of Section 29.8 below, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, the Building, the Lot or the Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building and/or Park), suits, administrative proceedings and costs (including, but not limited to, reasonable attorneys' and consultant fees and court costs) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, the Common Areas, the Building, the Lot or the Park as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Lot and/or the Park, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 29.5 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

     29.6  Landlord's Environmental Indemnity: In addition to the provisions of
Section 29.8 below, Landlord agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant and Tenant's partners, members, agents, directors, officers, employees, representatives, contractors, shareholders, successors and assigns and each of their respective partners, members, directors, employees, representatives, agents, contractors, shareholders, successors and assigns Tenant's Indemnities harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, suits, administrative proceedings and costs (including reasonable attorneys' and consultant fees and court costs) (collectively, "Costs") arising at any time during or after the Term of this Lease as a result of the presence of pre-existing Hazardous Materials situated on, in or about any portion of the Premises, the Building or the Lot to the extent said Hazardous Materials are present in, on or under any of the foregoing prior to the Lease Date; provided, however, such indemnity shall not include Costs to the extent attributable to the acts or omissions of Tenant or any of Tenant's Representatives contributing to the presence of such Hazardous Materials, or to the extent Tenant and/or any of Tenant's Representatives exacerbates the pre-existing conditions caused by such pre-existing Hazardous Materials, including, but not limited to, by Tenant's failure to comply in full with all Environmental Laws with respect to the Premises, the Building, the Lot, the Common Areas and the Park.

     29.7 Survival: Tenant's obligations and liabilities pursuant to the provisions of this Section 29 and Landlord's obligations pursuant to the provisions of Section 29.6 which have accrued during Tenant's tenancy under this Lease shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord, based upon advice from Landlord's environmental consultants, that the condition of all or any portion of the Premises, the Building, the Lot and/or the Park is not in compliance with the provisions of this Lease with respect to Tenant's obligations regarding Hazardous Materials, including without limitation all Environmental Laws at the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in the condition in which the Premises existed as of the Lease Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Lot and/or the Park in any manner whatsoever related to directly, or indirectly, Hazardous Materials.

     29.8 Exculpation of Tenant: Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i)any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises or the Building to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Building directly caused by any source, including third parties, other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Common Areas, the Building or the Park, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, the Common Areas, the Building or the Park.

30.  Financial Statements: Tenant and any Related Entity of Tenant, for the
     --------------------
reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises, the Building or the Park or any portion thereof, or any prospective purchaser of the Building or the Park or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant or any Related Entity of Tenant, as the case may be, is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant or any Related Entity of Tenant, as the case may be, (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant or any Related Entity of Tenant, as the case may be, at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant or any Related Entity of Tenant, as the case may be, shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant or any Related Entity of Tenant, as the Case may be. If Landlord so requests, Tenant or any Related Entity of Tenant, as the case may be, shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Any and all options granted to Tenant or any Related Entity of Tenant, as the case may be, hereunder shall be subject to and conditioned upon Landlord's reasonable approval of Tenant's or any Related Entity's, as the case may be, financial condition at the time of Tenant's or any Related Entity's, as the case may be, exercise of any such option.

31.  General Provisions:
     -------------------

     31.1 Time. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

     31.2 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

     31.3 Recordation. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of the Landlord.

     31.4 Landlord's Personal Liability. The liability of Landlord (which, for purposes of this Lease, shall include Landlord and the owner of the Building if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or furore partners or members in the Premises, the Building or the Park, and Tenant agrees to look solely to the Premises for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord (including without limitation, any property management company of Landlord); it being intended that Landlord and the individual partners, members, directors, officers, shareholders, agents and employees of Landlord (including without limitation, any property management company of Landlord) shall not be personally liable in any manner whatsoever for any judgment or deficiency. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building, and Landlord shall be automatically released from further performance under this Lease upon transfer of Landlord's interest in the Premises or the Building.

     31.5 Separability. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect.

     31.6 Choice of Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

     31.7 Attorneys' Fees. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

     31.8 Entire Agreement. This Lease supersedes any prior agreements, representations, negotiations or correspondence between the parties, and contains the entire agreement of the parties on matters covered. No other agreement, statement or promise made by any party, that is not in writing and signed by all parties to this Lease, shall be binding.

     31.9 Warranty of Authority. On the date that Tenant executes this Lease, Tenant shall deliver to Landlord an original certificate of stares for Tenant issued by the California Secretary of State or statement of partnership for Tenant recorded in the county in which the Premises are located, as applicable, and such other documents as Landlord may reasonably request with regard to the lawful existence of Tenant. Each person executing this Lease on behalf of a party represents and warrants that (1) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (2) if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee has full right and authority to enter into this Lease and perform all of its obligations hereunder. Tenant hereby warrants that this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms.

     31.10 Notices. Any and all notices and demands required or permitted to be given hereunder to Landlord shall be in writing and shall be sent: (a) by United States mail, certified and postage prepaid; or (b) by personal delivery; or (c) by overnight courier, addressed to Landlord at 101 Lincoln Centre Drive, Fourth Floor, Foster City, California 94404-1167. Any and all notices and demands required or permitted to be given hereunder to Tenant shall be in writing and shall be sent: (i) by United States mail, certified and postage prepaid; or (ii) by personal delivery to any employee or agent of Tenant over the age of eighteen
(18) years of age; or (iii) by overnight courier, all of which shall be addressed to Tenant at the Tenant's address set forth in the Basic Lease Information. Notice and/or demand shall be deemed given upon the earlier of actual receipt or the third day following deposit in the United States mail. Any notice or requirement of service required by any statute or law now or hereafter in effect, including, but not limited to, California Code of Civil Procedure Sections 1161, 1161.1, and 1162 (including any amendments, supplements or substitutions thereof), is hereby waived by Tenant to the extent permitted by law.

     31.11 Joint and Several. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several.

     31.12 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

     31.13 Waiver of Jury Trial. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way related to this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, the Building or the Park, and/or any claim of injury, loss or damage.

     31.14 Merger. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and. at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or
(ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

32.  Signs: All signs and graphics of every kind visible in or from public view
     -----
or corridors or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's sign criteria as same may exist from time to time. Landlord acknowledges and agrees that Tenant shall be permitted to install, at Tenant's sole cost and expense, signage on two sides of one of the monument signs presently existing at the Park and on the exterior of the Building, so long as such signage complies with all applicable Laws and is consistent with existing signage in the Park and Landlord's sign criteria. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in a manner as to avoid damage or defacement of the Premises; and Tenant shall repair any damage or defacement, including without limitation, discoloration caused by such installation or removal. Landlord shall have the right, at its option, to deduct from the Security Deposit such sums as are reasonably necessary to remove such signs, including, but not limited to, the costs and expenses associated with any repairs necessitated by such removal. Notwithstanding the foregoing, in no event shall any: (a) neon, flashing or moving sign(s) or (b) sign(s) which shall interfere with the visibility of any sign, awning, canopy, advertising matter, or decoration of any kind of any other business or occupant of the Building or the Park be permitted hereunder. Tenant further agrees to maintain any such sign, awning, canopy, advertising matter, lettering, decoration or other thing as may be approved in good condition and repair at all times.

33.  Mortgagee Protection: Upon any default on the part of Landlord, Tenant will
     --------------------
give written notice to any beneficiary of a deed of trust or mortgagee of a mortgage coveting the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of Section 8 above. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34.  Modifications for Lender: If, in connection with obtaining financing for
     ------------------------
the Premises or any portion thereof, Landlord's lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder.

35.  Warranties of Tenant: Tenant hereby warrants and represents to Landlord,
     --------------------
for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant.

36.  Compliance with Americans with Disabilities Act: Landlord and Tenant hereby
     -----------------------------------------------
agree and acknowledge that the Premises, the Building and/or the Park may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq, including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). The Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly comply with all requirements of the ADA. Subject to reimbursement pursuant to Section 6 of the Lease, if any barrier removal work or other work is required to the Building, the Common Areas or the Park under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Landlord shall and hereby agrees to protect, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless and indemnify Tenant from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Landlord's or Landlord's Representatives' violation or alleged violation of Landlord's obligations with respect to the Common Areas of the Park under the ADA pursuant to this Section 36. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of Tenant's obligations with respect to the ADA pursuant to this Section 36. Tenant agrees that the obligations of Tenant herein accrued during Tenant's tenancy under this Lease shall survive the expiration or earlier termination of this Lease.

37.  Brokerage Commission: Landlord and Tenant each represents and warrants for
     --------------------
the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Broker (as set forth on Page 1), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Lease or otherwise based upon contacts between the claimant and Tenant. Each party hereby acknowledges that the Broker is acting in a dual capacity and hereby consents to such dual capacity. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Broker, if any, resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Broker in connection with this Lease shall be payable by Landlord; however, such commission or fee shall only be payable and applicable to the extent of the initial Term of the Lease and to the extent of the Premises as same exist as of the date on which Tenant executes this Lease. Unless expressly agreed to in writing by Landlord and Broker, no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Broker for any renewals or other extensions of the initial Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker in connection with this Lease or (ii) any other form of compensation or incentive from the Broker with respect to this Lease.

38.  Quiet Enjoyment: Landlord covenants with Tenant, upon the paying of Rent
     ---------------
and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord's lenders, (i) that Tenant shall and may peaceably and quietly hold, occupy and enjoy the Premises and the Common Areas during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant's occupancy or enjoyment of the Premises and the Common Areas.

39.  Landlord's Ability to Perform Tenant's Unperformed Obligations:
     --------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Lease, if Tenant shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease after any applicable notice and cure period, and/or if the failure of' Tenant relates to a matter which 'in Landlord's judgment reasonably exercised is of an emergency nature and such failure shall remain uncured for a period of time commensurate with such emergency, then Landlord may, at Landlord's option without any obligation to do so, and in its sole discretion as to the necessity therefor, perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant. If Landlord so performs any of Tenant's obligations hereunder, the full amount of the cost and expense entailed or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment at the greater of (i) ten percent (10%) per annum, or (ii) the highest rate permitted by applicable law and Enforcement Expenses.

40.  Exterior Enclosure: Landlord acknowledges that in connection with Tenant's
     ------------------
operations Tenant requires an enclosed area outside of the Building in the portion of parking lot adjacent to the Building (the "Exterior Enclosure") for purposes of installing, storing and maintaining, at Tenant's sole cost and expense, one or more generators. The Exterior Enclosure shall be limited in size to be situated within six (6) parking spaces (from the number of parking spaces otherwise permitted to be used by Tenant hereunder as specified in Section 24 hereof) in the portion of the parking lot depicted as the cross-hatched area in Exhibit A hereto. Tenant shall submit any and all plans for the design of the
---------
Exterior Enclosure to Landlord for Landlord's prior written approval and shall otherwise comply with the provisions of Section 10 with respect thereto. Tenant shall be responsible for ensuring that the Exterior Enclosure complies in all respects with any and all applicable Laws imposed by the City of Alameda and/or the County of Alameda, and any other governmental entity having jurisdiction thereof. Tenant, at its sole cost and expense, (i) shall be solely responsible for the installation, construction, maintenance and, upon expiration or earlier termination of this Lease, the removal of the Exterior Enclosure and restoration of the portion of the parking lot upon which said Exterior Enclosure is located, and (ii) throughout the Term of this Lease, shall maintain the Exterior Enclosure in good and safe condition and repair.

41. Early Termination Option. During only the initial term of this Lease (exclusive of any Extended Terms), Tenant shall have a one (1) time option (the "Termination Option") to terminate this Lease prior to the Expiration Date, such termination to be effective on September 30, 2004 (the "Termination Date").

     41.1 The Termination Option is granted subject to the following terms and conditions:

           41.1.1 Notice. Tenant delivers to Landlord a written notice of Tenant's election to exercise the Termination Option, which notice must be given no later than one hundred eighty (180) days prior to the Termination Date; and

           41.1.2 No Default. Tenant has not at any time been in default beyond any applicable notice and cure period of its obligations under this Lease and Tenant is not in default under this Lease either on the date that Tenant exercises the Termination Option, or unless waived in writing by Landlord, on the Termination Date; and

           41.1.3 Termination Fee. Tenant pays to Landlord on or before the Termination Date a cash lease termination fee (the "Fee") equal to the aggregate of (i) the then remaining unamortized portion of the brokerage commission paid by Landlord for this Lease and the Tenant Improvement Allowance paid by Landlord for this Lease, plus (ii) the monthly Base Rent otherwise payable by Tenant
                ----
during the months of October, November, and December of the year 2004.

     41.2 Terms. If Tenant timely and properly exercises the Termination Option, (i) all Rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee); (ii) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of this Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (iv) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option and delivers to Landlord the written notice required in
Section 41.1.1 above. It is the parties' intention that nothing contained herein shall impair, diminish or otherwise prevent Landlord from recovering from Tenant such additional sums as may be necessary for payment of Tenant's Share of the Operating Expenses, Tax Expenses, Common Area Utility Costs, Utility Expenses and any other sums due and payable under this Lease, including without limitation, any sums required to repair any damage to the Premises and/or restore the Premises to the condition required under the provisions of this Lease.

     41.3 Termination. The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the default by Tenant beyond any applicable notice and cure period of any of the terms of this Lease;
(ii) the termination of Tenant's right to possession of the Premises; (iii) the assignment by Tenant of this Lease, in whole or in part, regardless of whether Landlord consents to such assignment, except an assignment to a Related Entity;
(iv) the sublease by Tenant of all or any part of the Premises demised under this Lease, regardless of whether Landlord consents to such sublease, which sublease by itself or taken together with prior sublease(s) covers or totals, as the case may be, more than one-third (1/3) of the rentable square feet of the Premises; or (v) the failure of Tenant to timely or properly exercise the Termination Option as contemplated herein or to pay the Fee as required in
Section 41.1.3 above. This Termination Option is personal to Tenant and not be assigned, voluntarily or involuntarily, separate from or as part of the Lease. The period of time within which this Termination Option may be exercised shall not be extended nor enlarged for any reason.

     IN WITNESS WHEREOF, this Lease is executed by the parties as of the Lease Date referenced on Page 1 of this Lease.

TENANT:

Pilot Network Services, Inc.,
a Delaware corporation


By: /s/ M. Marketta Silvera
   ----------------------------
Its:  CEO
    ---------------------------


By: /s/ William C. Leetham
   ----------------------------
Its:  CFO
    ---------------------------


LANDLORD:

LINCOLN-WHITEHALL REALTY, LLC,
a Delaware limited liability company

By:  Legacy Partners Commercial, Inc.,
     as manager and agent for LINCOLN-WHITEHALL REALTY, LLC

     By: /s/ Mark Laney
        ----------------------------
     Senior Vice President

                              EXHIBIT A- PREMISES

This exhibit, entitled "Premises", is and shall constitute EXHIBIT A to that certain Lease Agreement dated October 27, 1998 (the "Lease"), by and between LINCOLN-WHITEHALL REALTY, LLC, a Delaware limited liability company ("Landlord'") and Pilot Network Services, Inc., a Delaware corporation ("Tenant") for the leasing of certain premises located in the Lincoln Alameda Center at Building C, 2450 Manner Square Loop, Alameda, California (the "Premises").

The Premises consist of the rentable square footage of space specified in the Basic Lease Information and has the address specified in the Basic Lease Information. The Premises are a part of and are contained in the Building specified in the Basic Lease Information. The cross-hatched area depicts the Premises within the Project:


                           [FLOOR PLAN APPEARS HERE]

                          Exhibit B to Lease Agreement
                              Tenant Improvements

This exhibit, entitled "Tenant Improvements", is and shall constitute Exhibit B
                                                                      ---------
to that certain Lease Agreement dated for reference purposes as of October 27, 1998 (the "Lease"), by and between LINCOLN-WHITEHALL REALTY, LLC, a Delaware limited liability company ("Landlord"), and Pilot Network Services, Inc., a Delaware corporation ("Tenant"), for the leasing of certain premises located at 2450 Mariner Square Loop, Building C, Alameda, California (the "Premises"). The terms, conditions and provisions of this Exhibit B are hereby incorporated into
                                         ---------
and are made a part of the Lease. Any capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Lease.

1. Tenant To Construct Tenant Improvements. Subject to the provisions below, Tenant shall be solely responsible for the planning, design, construction and completion of the interior tenant improvements ("Tenant Improvements") to the Premises in accordance with the terms and conditions of this Exhibit B. The
                                                             ---------
Tenant Improvements shall expressly not include (a) any work or materials which is in excess of the Building Standards described herein, and/or (b) any of Tenant's trade fixtures, equipment, furniture, furnishings, telephone equipment, other personal property or similar items. The Tenant Improvements shall expressly include any work and costs associated with the provision of greater electrical and fire sprinkler services. No portion of the Tenant Improvement Allowance (defined below) is to be available to Tenant or otherwise used for any work or materials which is in excess of the Building Standards described herein.

2.   Tenant Improvement Plans.

     A. Preliminary Plans and Specifications. Promptly after execution of this Lease, Tenant shall retain a licensed and insured architect ("Architect") to prepare preliminary working architectural and engineering plans and specifications ("Preliminary Plans and Specifications") for the Tenant Improvements. Tenant shall deliver the Preliminary Plans and Specifications to Landlord. The Preliminary Plans and Specifications shall be in sufficient detail to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, lighting fixtures and related power, and electrical and telephone switches. Landlord shall reasonably approve or disapprove the Preliminary Plans and Specifications within five (5) business days after Landlord receives the Preliminary Plans and Specifications and, if disapproved, Landlord shall return the Preliminary Plans and Specifications to Tenant, who shall make all necessary revisions within ten
(10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves the Preliminary Plans and Specifications. The approved Preliminary Plans and Specifications, as modified, shall be deemed the "Final Preliminary Plans and Specifications".

     B. Final Plans and Specifications. After the Final Preliminary Plans and Specifications are approved by Landlord and are deemed to be the Final Preliminary Plans and Specifications, Tenant shall cause the Architect to prepare, for the Tenant Improvements, in twenty (20) days following Landlord's approval of the Final Preliminary Plans and Specifications the final working architectural and engineering plans, specifications and drawings ("Final Plans and Specifications") for the Tenant Improvements. Tenant shall then deliver the Final Plans and Specifications to Landlord. Landlord shall reasonably approve or disapprove the Final Plans and Specifications within five (5) business days after Landlord receives the Final Plans and Specifications and, if disapproved, Landlord shall return the Final Plans and Specifications to Tenant who shall make all necessary revisions within ten (10) days after Tenant's receipt thereof. This procedure shall be repeated until Landlord approves, in writing, the Final Plans and Specifications. The approved Final Plans and Specifications, as modified, shall be deemed the "Construction Documents."

     C. Miscellaneous. All deliveries of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, Landlord's interest in doing so is to protect the Premises, the Building and Landlord's interest therein. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the adequacy and correctness or accuracy of the Preliminary Plans and Specifications, the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents, or the compliance thereof with applicable Laws, and Landlord shall incur no liability of any kind by reason of granting such approvals. Tenant agrees to, and does hereby, assume full, sole and complete responsibility to ensure that the Final Preliminary Plans and Specifications, the Final Plans and Specifications, and the Construction Documents are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises and Tenant's use of the Premises.

     D. Building Standard Work. The Construction Documents shall provide that the Tenant Improvements to be constructed in accordance therewith must be at least equal to or better, in quality, to Landlord's building standard materials, quantities and procedures then in use by Landlord ("Building Standards") attached hereto as Exhibit B-2, provided, however, that the Building Standards
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shall not apply to those portions of the Tenant Improvements to be constructed and used as the data center, network operations center and customer service center (although all Tenant Improvements, including the data center, network operations center and customer service center, shall be subject to Landlord's approval, such approval not to be unreasonably withheld); and, except as otherwise expressly approved by Landlord, such approval not to be unreasonably withheld, shall consist of improvements which are generic in nature.\\

     E. Construction Agreements. Tenant hereby covenants and agrees that a provision shall be included in each and every agreement made with the Architect and the Contractor with respect to the Tenant Improvements specifying that Landlord shall be a third party beneficiary thereof, including without limitation, a third party beneficiary of all covenants, representations, indemnities and warranties made by the Architect and/or Contractor.

3. Permits. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall obtain all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Tenant at its sole cost and expense shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents. Tenant at its sole cost and expense (subject to the provisions of Paragraph 5 below) shall undertake all steps necessary to ensure that the construction of the Tenant Improvements is accomplished in strict compliance with all statutes, laws, ordinances, codes, roles, and regulations applicable to the construction of the Tenant Improvements and the requirements and standards of any insurance underwriting board, inspection bureau or insurance career insuring the Premises and/or the Building.

4.   Construction.

     A. Tenant shall be solely responsible for the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents approved by Landlord and is solely responsible for the payment of all amounts when payable in connection therewith without any cost or expense to Landlord, except for Landlord's obligation to contribute the Tenant Improvement Allowance in accordance with the provisions of Paragraph 5 below. Tenant shall diligently proceed with the construction, installation and completion of the Tenant Improvements in accordance with the Construction Documents and the completion schedule reasonably approved by Landlord. No material changes shall be made to the Construction Documents and the completion schedule approved by Landlord without Landlord's prior written consent, which consent shall not be unreasonably withheld.

     B. Tenant and Landlord shall confer, cooperate and jointly select a licensed, insured and bonded general contractor reasonably acceptable to both parties (the "Contractor"), and after selection of the Contractor, Tenant shall employ the Contractor to construct the Tenant Improvements in accordance with the Construction Documents. The construction contracts between Tenant and the Contractor and between the Contractor and subcontractors shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Proof that the Contractor is licensed in California, is bonded as required under California law, and has the insurance specified in Exhibit B-l,
                                                                  -----------
attached hereto and incorporated herein by this reference, shall be provided to Landlord at the time that Tenant requests approval of the Contractor from Landlord. Tenant shall comply with or cause the Contractor to comply with all other terms and provisions of Exhibit B- 1.
                              ------------

     C. Prior to the commencement of the construction and installation of the Tenant Improvements, Tenant shall provide the following to Landlord, all of which shall be to Landlord's reasonable satisfaction and approval:

         (i)    An estimated budget and cost breakdown for the Tenant
Improvements.

         (ii)   An estimated completion schedule for the Tenant Improvements.

         (iii) Copies of all required approvals and permits from governmental agencies having jurisdiction or authority for the construction and installation of the Tenant Improvements; provided, however, if prior to commencement of the construction and installation of Tenant Improvements Tenant has not received the electrical, plumbing or mechanical permits, Tenant shall only be required to provide Landlord with evidence that Tenant has made application therefor, and, upon receipt by Tenant of such permits, Tenant shall promptly provide Landlord with copies thereof.

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         (iv)   Evidence of Tenant's procurement of insurance required to be obtained pursuant to the provisions of Paragraphs 4.B and 4.G.

     D. Landlord shall at all reasonable times have a right to inspect the Tenant Improvements (provided Landlord shall use commercially reasonable efforts to minimize any interference with the work being performed by the Contractor or its subcontractors) and Tenant shall immediately cease work upon written notice from Landlord if the Tenant Improvements are not in compliance with the Construction Documents approved by Landlord. If Landlord shall give notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause the Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements constructed in accordance with the Construction Documents.

     E. Subject to Landlord complying with its obligations in Paragraph 5 below, Tenant shall pay and discharge promptly and fully all claims for labor done and materials and services furnished in connection with the Tenant Improvements. The Tenant Improvements shall not be commenced until Tenant shall have given Landlord five (5) business days' notice stating the date the construction of the Tenant Improvements is to commence so that Landlord can post and record any appropriate Notice of Non-Responsibility; provided that if Landlord shall have completed the posting and recording requirements prior to the expiration of such five business day period, Landlord shall so notify Tenant, and Tenant may immediately commence construction of the Tenant Improvements.

     F. Tenant shall maintain, and cause to be maintained, during the construction of the Tenant Improvements, at its sole cost and expense, insurance of the types and in the amounts specified in Exhibit B-1 and in the applicable
                                             -----------
provisions of the Lease, together with builders' risk insurance for the amount of the completed value of the Tenant Improvements on an all-risk non-reporting form coveting all improvements under construction, including building materials, and other insurance in amounts and against such risks as the Landlord shall reasonably require in connection with the Tenant Improvements.

     G. No materials, equipment or fixtures shall be delivered to or installed upon the Premises pursuant to any agreement by which another party has a security interest or rights to remove or repossess such items, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     H. Landlord reserves the right to establish reasonable rules and regulations for the use of the Building during the course of construction of the Tenant Improvements, including, but not limited to, construction parking, storage of materials, hours of work, use of elevators, and clean-up of construction related debris.

     I. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord the following, all of which shall be to Landlord's reasonable satisfaction:

         (i) Any certificates (or the equivalent thereof) required for occupancy, including a permanent and complete Certificate of Occupancy issued by the City of Alameda.

         (ii) A Certificate of Completion signed by the Architect who prepared the Construction Documents, reasonably approved by Landlord.

         (iii) A cost breakdown itemizing all expenses for the Tenant Improvements, together with invoices and receipts for the same or other evidence of payment.

         (iv) Final and unconditional mechanic's lien waivers for all the Tenant Improvements.

         (v) A Notice of Completion for execution by Landlord, which certificate once executed by Landlord shall be recorded by Tenant in the official records of the County of Alameda, and Tenant shall then deliver to Landlord a true and correct copy of the recorded Notice of Completion.

         (vi) A tree and complete copy of all as-built plans and drawings for the Tenant Improvements.

5.   Tenant Improvement Allowance; Tenant Improvement Costs.

     A.  Subject to Tenant's compliance with the provisions of this Exhibit B,
                                                                    ---------
Landlord shall provide an allowance for the planning and construction of the Tenant Improvements to be performed in the Premises, as described in the Final Plans and Specifications and the Construction Documents, in the amount of One Million Ninety-Two Thousand Dollars ($1,092,000) (the "Tenant Improvement Allowance") based

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upon an allowance of Thirty-Five Dollars ($35.00) per rentable square foot for
31,200 rentable square feet of the Premises to be improved, as described in the Final Plans and Specifications and the Construction Documents. Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant shall not be entitled to any credit, abatement or payment from Landlord in the event that the amount of the Tenant Improvement Allowance specified above exceeds the actual Tenant Improvement Costs (defined below). The Tenant Improvement Allowance shall only be used for tenant improvements typically installed by Landlord in office/R&D buildings. The Tenant Improvement Allowance shall be the maximum contribution by Landlord for the Tenant Improvement Costs. The Tenant Improvement Allowance shall be used to design, prepare, plan, obtain the approval of, construct and install the Tenant Improvements and for no other purpose. Except as otherwise expressly provided herein, Landlord shall have no obligation to contribute the Tenant Improvement Allowance unless and until the Construction Documents have been approved by Landlord, and Tenant has compiled with all requirements set forth in Paragraph 4.C. of this Exhibit B. The costs to be paid out of the Tenant Improvement
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Allowance shall include all reasonable costs and expenses associated with the design, preparation, approval, planning, construction and installation of the Tenant Improvements (collectively, the "Tenant Improvement Costs"), including all of the following:

          (i) All costs of the Preliminary Plans and Specifications. the Final Plans and Specifications, and the Construction Documents, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation:

          (ii) All costs of obtaining building permits and other necessary authorizations from local governmental authorities:

          (iii) All costs of interior design and finish schedule plans and specifications including as-built drawings, if applicable:

          (iv) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to. the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by the Contractor in connection with the construction of the Tenant Improvements' provided, however, that the construction fee for overhead and profit, the cost of all on-site supervision and administrative staff; office, equipment and temporary, services shall not exceed amounts which are reasonable and customary for such items in the local construction industry:

          (v) All fees payable to the Architect and any engineer if they are required to redesign any portion of the Tenant Improvements following Tenant's and Landlord's approval of the Construction Documents;

          (vi)   Utility connection fees:

          (vii) Inspection fees and filing fees payable to local governmental authorities, if any:

          (viii) All costs of all permanently affixed equipment and non-trade fixtures provided for in the Construction Documents, including the cost of installation: and.

          (ix) A construction management fee (the "CM Fee") payable to Landlord in the amount of Thirty-Two Thousand Seven Hundred Sixty Dollars (S32,760.00).

          (xx) A fee for review of the Preliminary Plans and Specifications. Final Plans and Specifications and Construction Documents (the "Plan Review Fee") payable to Landlord in the amount of Seven Thousand Eight Hundred Dollars ($7,800).

The Tenant Improvement Allowance shall be the sole and maximum contribution by Landlord for the Tenant Improvement Costs, and the disbursement of the Tenant Improvement Allowance shall be in the manner specified herein and shall be subject to the terms and provisions contained hereinbelow. The CM Fee and the Plan Review Fee shall be the only lees payable to. and imposed by, Landlord for any oversight. plan review, or other work or services provided by or on behalf of Landlord or its representatives.

Except for payment of the CM Fee and the Plan Review Fee. Landlord will make payments to Tenant from the Tenant Improvement Allowance to reimburse Tenant for the Tenant Improvement Costs paid or incurred by Tenant (as invoiced by third parties). Payment of the CM Fee and the Plan Review Fee shall be the first payment from the Tenant Improvement Allowance and shall be made by means of a deduction or credit against the Tenant Improvement Allowance. All other payments of the Tenant Improvement Allowance shall be by progress payments not more frequently than once per month and only after satisfaction of the following conditions precedent: (a) receipt by Landlord of conditional mechanics' lien releases for the work completed and to be paid by said process payment, conditioned only on the payment of the sums set forth in the mechanics' lien release, executed by the Contractor and all subcontractors, labor

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suppliers and materialmen; (b) receipt by Landlord of unconditional mechanics'
lien releases from the Contractor and all subcontractors, labor suppliers and materialmen for all work other than that being paid by the current progress payment previously completed by the Contractor, subcontractors, labor suppliers and materialmen and for which Tenant has received funds from the Tenant Improvement Allowance to pay for such work; (c) receipt by Landlord of any and all documentation reasonably required by Landlord detailing the work that has been completed and the materials and supplies used as of the date of Tenant's request for the progress payment, including, without limitation, invoices, bills, or statements for the work completed and the materials and supplies used; and (d) completion by Landlord or Landlord's agents of any inspections of the work completed and materials and supplies used as deemed reasonably necessary by Landlord (Landlord hereby agrees to cause such inspections to be done, if at all, within five (5) business days after Landlord's receipt of a request from Tenant for the then applicable progress payment). Except for the CM Fee and the Plan Review Fee payment (credit), Tenant Improvement Allowance progress payments shall be paid to Tenant within twenty-one (21) days from the satisfaction of the conditions set forth in the immediately preceding sentence. The preceding notwithstanding, all Tenant Improvement Costs paid or incurred by Tenant prior to Landlord's approval of the Construction Documents in connection with the design and planning of the Tenant Improvements by Architect shall be paid from the Tenant Improvement Allowance, without any retention, within twenty-one (21) days following Landlord's receipt of invoices, bills or statements from Architect evidencing such costs. Notwithstanding the foregoing to the contrary, Landlord shall be entitled to withhold and retain five percent (5%) of the Tenant Improvement Allowance or of any Tenant Improvement Allowance progress payment until the earlier to occur of Landlord's receipt of all unconditional and final lien waivers and releases (with no notation therein of sums being disputed) or the lien-free expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or the Contractor or any subcontractor in connection with the construction and installation of the Tenant Improvements.

     B. Landlord shall not be obligated to pay any Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention if on the date Tenant is entitled to receive the Tenant Improvement Allowance progress payment or the Tenant Improvement Allowance retention Tenant is in default of any of the provisions of the Lease beyond any applicable notice and cure period. Such payments shall resume upon Tenant completely, timely and satisfactorily curing any such default within the time periods which may be provided for in the Lease.

     C. Except as otherwise expressly provided in Paragraph 5.A. above, if the total and actual cost of designing, planning, constructing and installing the Tenant Improvements is less than the Tenant Improvement Allowance, the Tenant Improvement Allowance shall be automatically reduced to the amount which is equal to said actual Tenant Improvement Costs.

6. Substantial Completion. The Tenant Improvements shall be deemed substantially complete on the date that the Contractor issues a notice of substantial completion, or the date that the building officials of the applicable governmental agency(s) issues final approval of the construction of the Tenant Improvements whether in the form of the issuance of a final permit, certificate of occupancy or the v, written approval evidencing its final inspection on the building permit(s), or the date on which Tenant first takes occupancy of the Premises, whichever first occurs ("Substantial Completion", or "Substantially Completed", or "Substantially Complete"). Tenant hereby acknowledges and agrees that neither the term "Substantial Completion" nor "Substantially Completed" nor "Substantially Complete" as used herein will include any work associated with Tenant's data center improvements or Exterior Enclosure requirements (including, without limitation, any requirements of governmental and regulatory agencies). If the Tenant Improvements are not deemed to be Substantially Complete on or before February 15, 1999, (i) the Lease shall remain in full force and effect, (ii) Landlord shall not be deemed to be in breach or default of the Lease or this Exhibit B as a result thereof, and (iii)
                                       ---------
except in the event of any Landlord Delays (as such term is defined in Section 7 below), which will extend the Commencement Date and the Expiration Date on a day-for-day basis without any other penalty or liability to Landlord, and notwithstanding anything to the contrary contained in the Lease, the Commencement Date and the Expiration Date of the term of the Lease (as defined in Section 2 of the Lease) shall not be extended by the amount of time attributable to force majeure delays or any other reason. In the event the Commencement Date of this Lease is other than February 15, 1999, Landlord and Tenant shall execute a written amendment to this Lease, substantially in the form of Exhibit F hereto, wherein the parties shall specify the actual
        ---------
Commencement Date and the Expiration Date.

7. Landlord Delays. There shall be no extension of the scheduled Commencement Date or Expiration Date of the term of the Lease if the Tenant Improvements have not been Substantially Completed by February 15, 1999, except that the Commencement Date and the Expiration Date shall be extended on a day-for-day basis to the extent any delay is attributable to Landlord's failure to perform any of Landlord's obligations under any provision of this Exhibit B in the time
                                                          ---------
period provided, including without limitation Landlord's failure to approve or disapprove the Preliminary Plans and Specifications and. if disapproved, to return the Preliminary Plans and Specifications to Tenant within the time period required under Section 2.A above, or to approve or disapprove the Final Plans and Specifications and. if disapproved, to

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return the Final Plans and Specifications to Tenant within the time period required under Section 2.B above (collectively, "Landlord Delays"). Any delays in the construction of the Tenant Improvements due to any cause other than any Landlord Delays shall in no way extend or affect the date on which Tenant is required to commence paying Rent under the terms of the Lease.

8. Termination. If the Lease is terminated prior to the date on which the Tenant Improvements are completed, for any reason due to the default of Tenant hereunder, in addition to any other remedies available to Landlord under the Lease, Tenant shall pay to Landlord as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs incurred by Landlord and not reimbursed or otherwise paid by Tenant through the date of termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto. Subject to the provisions of the Lease regarding surrender of the Premises, upon the expiration or earlier termination of the Lease, Tenant shall not be required to remove the Tenant Improvements it being the intention of the parties that the Tenant Improvements are to be considered incorporated into the Building.

9. Lease Provisions; Conflict. The terms and provisions of the Lease, insofar as they are applicable, in whole or in part, to this Exhibit B, are hereby
                                                     ---------
incorporated herein by reference, and specifically including all of the provisions of Section 31 of the Lease. In the event of any conflict between the terms of the Lease and this Exhibit B, the terms of this Exhibit B, shall
                            ---------                    ---------
prevail. Any amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default (beyond any applicable notice and cure period) in the payment of same, Landlord shall have all rights and remedies available to it as provided for in the Lease.

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